Exhibit 10.1

ORDERED in the Southern District of Florida on January 29, 2019.

/s/ Robert A. Mark
Robert A. Mark, Judge
United States Bankruptcy Court

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF FLORIDA

MIAMI DIVISION

In re:

NEXT COMMUNICATIONS, INC.,	Case No. 16-26776-RAM
Debtor. /	Chapter 11

ORDER GRANTING DEBTOR’S ORE TENUS MOTION TO APPROVE

COMPROMISE OF $3.0 MILLION RECEIVABLE DUE FROM

NEXT GROUP HOLDINGS INC.

THIS MATTER came before the Court for hearing on January 22, 2019 at 1:30 p.m. upon the Debtor’s ore tenus Motion to Approve Compromise of the $3.0 million receivable due to the Debtor from Next Group Holdings, Inc. (“NGH), an affiliate of the Debtor through partial common ownership. For the reasons proffered on the record by Arik Maimon, the Chief Operating Officer for the Debtor, received without objection, the compromise will allow NGH to fund the $600,000 payment to the Debtor and to further grow NGH operations, the compromise will not affect the distributions to Classes 2 and 3 under the Plan, and will allow the Debtor to fund the settlement payment to 100 NWT as amended under the Plan. Accordingly, it is ORDERED that:

1.	The ore tenus Motion is GRANTED.

2.	The Debtor is authorized to compromise the $3.0 million receivable due to the Debtor from NGH as follows:

a. On or before 90 days from entry of the Order, NGH shall deposit $600,000.00 in cleared funds into the trust account of counsel for the Debtor. Upon receipt, $550,000 shall be promptly disbursed by counsel for the Debtor to the trust account of Genovese Joblove Battista, counsel for 100 NWT, and the remaining $50,000.00 shall be retained to be used as needed to fund the Plan or administrative expenses including deferred fees of counsel for the Debtor.

b. Upon written confirmation from counsel for the Debtor to NGH and counsel for 100 NWT that the $600,000.00 has been deposited in cleared funds in the trust account, the $3.0 million receivable due from NGH to the Debtor shall be satisfied and extinguished in full without further Order of the Court. At such time, the Debtor is authorized to execute an appropriate release to NGH of all indebtedness.

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Submitted by

AM LAW

Counsel for the Debtor

7385 SW 87th Avenue, Suite 100

Miami, FL 33173

PH: 305.441.9530

FX: 305.595.5086

By:	/s/ Gary M. Murphree

Gary M. Murphree, Esq.

FBN 996475